                                  Exhibit 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

              TIDEL REPORTS INCREASED FOURTH QUARTER ATM SHIPMENTS

HOUSTON,  Texas -- October 18, 2001 -- Tidel Technologies,  Inc. (Nasdaq:  ATMS)
today  reported  its ATM  shipment  data for the fourth  quarter and fiscal year ended September 30, 2001. For the fourth  quarter,  the Company sold 912 ATMs, a
37%  increase  over the 666 units sold in the  previous  quarter  ended June 30,
2001.  Neither  quarter  included any shipments to Credit Card Center,  formerly
Tidel's largest customer which has filed bankruptcy and discontinued operations.
The shipments for the quarter ended  September 30, 2001  represented an increase of 7% over the 853 units shipped to non-Credit Card Center customers in the same quarter a year ago.

For the full fiscal year 2001, Tidel sold 6,248 ATMs,  consisting of 3,909 units to non-Credit Card Center  customers and 2,339 units to Credit Card Center,  all of which were sold in the first quarter of the year. The 3,909 units represented a 23% increase over the 3,171 units sold to non-Credit  Card Customers in fiscal
2000. Tidel sold 9,255 units to Credit Card Center in 2000.

According  to James T.  Rash,  Chairman  and CEO of  Tidel,  "While  we were not pleased with the results for 2001,  there were positive signs of recovery during the  fourth  quarter.  Combined  sales of ATMs for the months of July and August exceeded  sales for the  entire  third  quarter  ended June  2001.  Coming  into
September,  order indications from customers were strong; however, this business did not  materialize  after the events of September 11. We believe this downturn is temporary,  however,  and we are  optimistic  with respect to sales growth in fiscal 2002."

Rash added,  "We have  concluded  one of the most  challenging  years in Tidel's twenty-five  year  history.  While  the  Company  has  sustained  a  significant financial  loss this year as a result of the collapse of Credit Card  Center,  I expect  the  Company to return to  profitability  in fiscal  2002.  Management's efforts are currently  focused on expanding the sales  channel,  increasing  the
Company's product offerings,  recovering the maximum amount from the Credit Card
Center bankruptcy, and restructuring our present debt obligations."

Full  financial  results  for the fiscal year ended  September  30, 2001 will be released in  mid-December  upon completion of the Company's  annual  independent audit.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security

equipment designed for specialty retail marketers.  To date, Tidel has sold more than 30,000 retail ATMs and 115,000  retail cash  controllers in the U.S. and 36 other  countries.  More  information  about the company and its  products may be found on the Internet at www.tidel.com.

"Safe Harbor" disclaimer under the Private  Securities  Litigation Reform Act of
1995:  This press  release may  contain  forward-looking  statements,  including statements as to anticipated or expected results, beliefs,  opinions, and future financial  performance.  The  forward-looking  statements  are based on  current expectations and assumptions and involve risks and uncertainties  that may cause the company's  actual  experience to differ  materially  from that  anticipated.
Estimates  are  based on  reliable  information  and past  experience.  However, operating  results are affected by a wide variety of factors,  many of which are beyond the control of the company.  Factors include, but are not limited to, the levels of orders which are  received  and can be shipped in a quarter;  customer order patterns and  seasonality;  costs of labor,  raw  materials,  supplies and equipment;  technological  changes;  competition  and  competitive  pressures on
pricing;   and  economic   conditions  in  the  United  States  and   worldwide.
Additionally,  factors  and risks  affecting  operating  results  include  those described in the company's  registration  statements and periodic  reports filed with the U.S. Securities and Exchange Commission.

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